UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2019 (June 12, 2019)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey 07311
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey 07311
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2019, the Board of Directors (the “Board”) of Mack-Cali Realty Corporation (the “Company”), a Maryland corporation and the general partner of Mack-Cali Realty, L.P. through which it conducts its business (the “Operating Partnership,” and together with the Company, the “Registrants”), announced that, in an effort to accelerate the Company’s ongoing process to refresh its Board, four of the Company’s current directors, David S. Mack, Nathan Gantcher, Alan G. Philibosian and Vincent Tese, have decided not to stand for re-election at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for June 12, 2019.  Accordingly, the Company has withdrawn its previous nominations of Messrs. Mack, Gantcher, Philibosian and Tese to stand for election to the Board at the Annual Meeting.  As a result of the Company’s withdrawal of these four candidates from nomination, eleven individuals remain nominated to stand for election as directors at the Annual Meeting, namely, William L. Mack, Alan S. Bernikow, Michael J. DeMarco, Lisa Myers, Laura Pomerantz, Irvin D. Reid, Rebecca Robertson, Alan R. Batkin, Frederic Cumenal, MaryAnne Gilmartin and Nori Gerardo Lietz, all of whom will be elected to the Board at the Annual Meeting.

A copy of the Company’s press release announcing the changes to the Board is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On June 12, 2019, the Company announced that, in furtherance of the Board’s commitment to corporate governance best practices, the Company intends to take the following steps promptly after the Annual Meeting:

•                  opt out of Maryland’s unsolicited takeovers statute (“MUTA”), which permits the Board to re-classify itself without a shareholder vote, by Board resolution; and

•                  rescind the provisions of that certain Contribution and Exchange Agreement dated as of January 24, 1997, as amended, between RMC Development Company, LLC, Robert Martin-Eastview North Company, L.P., Mack-Cali Realty, L.P. and Mack-Cali Realty Corporation, which enable the Mack family to nominate up to three directors to the Board.

In addition, as previously announced, the Board intends to form a committee of independent directors to review the Company’s strategic direction and all available alternatives for maximizing stockholder value, including a potential sale of the Company or certain of its assets.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release of Mack-Cali Realty Corporation dated June 12, 2019.

Important Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting.  The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting.  The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company.  These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release of Mack-Cali Realty Corporation dated June 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: June 12, 2019	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: June 12, 2019		By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary